                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of December 9, 1997 (the "Agreement") by and between U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation ("USFS"), and USFS HAWTHORN, INC., a Delaware corporation (the "Company").

         WHEREAS, the respective boards of directors of USFS and the Company have approved this Agreement pursuant to which, among other things, USFS will be merged with and into the Company (the "Merger") on the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL");

         WHEREAS, the Company, USFS, Hawthorn Suites Associates, an Illinois joint venture ("HSA"), and HSA Properties, Inc., a Delaware corporation ("HPI"), have entered into the Contribution Agreement, dated as of the date hereof (the "Contribution Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which HSA and HPI shall sell, assign, transfer, convey, grant and set over to the Company, immediately prior to the Effective Time (as defined in Section 1.2), all of their right, title and interest to their respective membership interests in HSA Properties, LLC, a Delaware limited liability company (the "LLC Company"), which collectively constitute 99% of the membership interests of the LLC Company (collectively, the "LLC Interest");

         WHEREAS, USFS and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger; and

         WHEREAS, it is the express intention of the Company and USFS and their respective stockholders and holders of options that the Merger constitute a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the DGCL, USFS shall be merged with and into the Company, which shall be the surviving corporation in the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence of USFS shall cease and the other effects of the Merger shall be as set forth in Section 259 of the DGCL.

         1.2 Closing; Effective Time. Subject to the provisions of Article 6, the closing of the Merger (the "Closing") shall take place in New York City at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, as soon as practicable but in no event later than 10:00 a.m. New York City time on the first business day after the date on which each of the conditions set forth in Article 6 have been satisfied or waived by the party or parties entitled to the benefit of such conditions, or, subject to receipt of consent of HSA and HPI pursuant to the Contribution Agreement, at such other place, at such other time or on such other date as USFS and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, USFS and the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is specified in the Certificate of Merger (the "Effective Time").

         1.3 Certificate of Incorporation. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the certificate of incorporation of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that Section 1 of the Certificate of Incorporation of the Company shall be amended and restated in its entirety as follows:

         "1. Name. The name of the Corporation is "U.S. Franchise Systems, Inc. (the 'Corporation')."

         1.4 By-laws. The by-laws of the Company, as in effect immediately prior to the Effective Time, shall become, from and after the Effective time, the by-laws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

         1.5 Directors and Officers. The directors and officers of the Surviving Corporation at the Effective Time shall be the directors and officers of USFS immediately prior to the Effective Time each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         1.6 Meeting of USFS Stockholders. USFS hereby covenants and agrees that it shall, as promptly as practicable, use its reasonable best efforts to take all necessary action in accordance with applicable law to convene a meeting of its stockholders and shall use its reasonable best efforts to hold such meeting as promptly as reasonably practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon this Agreement and the transactions contemplated hereby (including, without limitation, the Merger). The Board of Directors of USFS has approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger) and will recommend that USFS stockholders vote in favor of the Merger and the transactions contemplated hereby.

         1.7     SEC Filings.

                 (a) As soon as practicable after the date hereof, the Company and USFS shall prepare and file with the Securities and Exchange Commission (the

"SEC") a Registration Statement on Form S-4 (such Registration Statement at the time it becomes effective, together with all amendments and exhibits thereto is referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registers the shares of Company Common Stock (as defined in Section 2.2) to be issued pursuant to the Merger and which relates to the vote of USFS stockholders to approve the Merger and which shall contain a prospectus (the "Prospectus") which will be in the form of a Proxy Statement.

                 (b) Each of the Company and USFS, as applicable, shall use its reasonable best efforts to (i) respond to any comments of the SEC, (ii) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and (iii) cause the Prospectus to be mailed to the stockholders of USFS as promptly as practicable after the Registration Statement is declared effective under the Securities Act; provided that, the Company and USFS may, upon prior written notice to each of HSA and HPI, delay the effectiveness and mailing of the Registration Statement if any event occurs and is continuing which causes the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and the Company and USFS determine that the disclosure of such events at such time would adversely affect their interests. Each of the Company and USFS shall notify the other

(and shall notify each of HSA and HPI) promptly of the receipt of any comments from the SEC and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply the other (and HSA and HPI) with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement. The Registration Statement shall comply in all material respects with all applicable requirements of law. The Company shall take any action required to be taken under state blue sky or securities laws in connection with the Merger and the issuance of the Merger consideration in connection therewith.

                 (c) No amendment or supplement to the Registration Statement will be made without the approval of the Company and USFS and each of HSA and HPI, which approval will not be unreasonably withheld or delayed. Each of the Company and USFS will advise each other (and each of HSA and HPI) promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has become effective, or the issuance of any stop order, or the suspension of the qualification of the Company Common Stock to be issued in the Merger for offering or sale in any jurisdiction or of any request by the Nasdaq Stock Market, Inc. for amendment of the Registration Statement.

                                   ARTICLE 2

                            CONVERSION OF SECURITIES

         2.1 Company Common Stock. Each share of common stock of Company issued and outstanding immediately prior to the Effective Time shall remain outstanding.

         2.2 USFS Common Stock. Each share of Class A Common Stock, par value $.01 per share, ("USFS Class A Stock"), and Class B Common Stock, par value $.01 per share ("USFS Class B Stock" and together with the USFS Class A Stock, collectively, the "USFS Common Stock"), of USFS issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Class A Common Stock, par value $.01 per share ("Company Class A Stock"), or one share of Class B Common Stock, par value $.01 per share ("Company Class B Stock" and together with the Company Class A Stock, collectively, the "Company Common Stock"), of the Company, respectively (the "Merger Consideration").

         2.3 Effect on USFS Company Options. At the Effective Time, each holder of an issued and outstanding option ("USFS Options") exercisable for shares of USFS Class A Stock will be entitled, by virtue of the Merger and without any action on the part of the holder thereof, to exercise such option for an equal number of shares of Company Class A Stock on the same terms and conditions as such USFS Options immediately prior to the Effective Time.

         2.4 Treasury Shares. At the Effective Time each share of USFS Common Stock held in treasury by USFS immediately prior to the Effective Time shall, by virtue of the Merger, be converted into a share of Company Class A Stock held in treasury by the Company.

                 2.5      Exchange of Certificates.

                          2.5.1            Prior to the Closing Date, the
Company shall appoint Wachovia Bank of North Carolina, N.A. or another agent mutually acceptable to USFS, HSA and HPI to act as exchange agent (the "Exchange Agent") for the Merger. Promptly after the Closing Date, the Company shall deposit, or cause to be deposited, with the Exchange Agent such certificates evidencing such number of shares of Company Class A Stock and Company Class B Stock in order to enable the Exchange Agent to effect the exchange of certificates contemplated by Section 2.2.

                          2.5.2            As soon as reasonably practicable
following the Closing Date, the Company and USFS shall instruct the Exchange Agent to deliver to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of USFS Common Stock (collectively, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration.

                          2.5.3            After the Effective Time, each
holder of Shares of USFS Common Stock shall surrender and deliver the Certificates to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive a certificate representing the number of shares of

Company Common Stock into which such holder's shares of USFS Common Stock have been converted pursuant to this Agreement. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of shares of Company Common Stock into which the shares of USFS Common Stock evidenced thereby have been converted pursuant to this Agreement.

                          2.5.4            At the Effective Time, the stock
transfer books of USFS shall be closed and no transfer of shares USFS Common Stock shall be made thereafter, other than transfers of shares of USFS Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Company Common Stock as provided in Section 2.2.

                          2.5.5            Any portion of the Merger
Consideration that shall not have been paid to any holder of shares of USFS Common Stock pursuant to this Section 2.5 prior to the second anniversary of the Effective Time shall be paid to the Company and any stockholder who has not theretofore complied with this Section 2.5 thereafter shall look, subject to escheat and other similar laws, solely to the Company for payment of the Merger Consideration to which they are entitled under this Agreement.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                 The Company represents and warrants to USFS as follows:

                 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as defined in Section 8.1.e) with respect to the Company. The Company has previously delivered or made available to USFS correct and complete copies of its certificate of incorporation and by-laws, as currently in effect.

                 3.2 Capital Structure. On the date hereof, the Company has no subsidiaries or any interest in any person or entity. The Company has conducted no business or other activity other than the execution and delivery of this Agreement and the Contribution Agreement and the consummation of the transactions contemplated hereby and thereby. Immediately prior to the Effective Time, the authorized capital stock of the Company will consist of 30,000,000 shares of Company Class A Stock of which 2,222,222 shares will be issued and outstanding (after giving effect to the redemption at $.01 per share of the 1,000 shares of Company Class A Stock held by

Neal K. Aronson, to occur immediately prior to the Effective Time), 5,000,000 shares of Company Class B Stock, none of which shares will be issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which will be issued and outstanding. At the Effective Time, the Company will have good title to the LLC Interest, free and clear of any claim, charge or encumbrance ("Lien"), and the LLC Interest will have been duly authorized and validly issued, and will be fully paid and non-assessable.
There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of the Company. Except for the Shareholders Agreement, there are no outstanding agreements or instruments binding upon any of the Company or its stockholders relating to the ownership of its shares of capital stock. The shares of Company Common Stock to be exchanged for shares of USFS Common Stock in the Merger have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and free of preemptive rights.

                 3.3 Authorization; Binding Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to any required approval by the Company's stockholders of the issuance of Company Common Stock in connection with the Merger (which will be obtained prior to the Effective Time). This Agreement has been duly and validly executed and delivered by the Company and, subject to any required approval by the Company's stockholders of the issuance of Company Common Stock in connection with the Merger (which will be obtained prior to the Effective
Time), constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                 3.4 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (collectively, "Contracts and Other Agreements") to which the

Company is a party or by which it or any material portion of its properties or assets is bound or (c) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable to the Company or any material portion of its properties or assets, provided that no representation or warranty is made in foregoing clauses (b) and (c) with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to the Company.

                 3.5      Governmental Approvals; Required Consents.

                 (i) No consent, approval or authorization of or declaration or filing with any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") on the part of the Company that has not been obtained or made is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings and other applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, and under state securities or "Blue Sky" laws; and (c) consents, approvals, authorizations, declarations or filings that, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company or prevent the Company from consummating the transactions contemplated hereby.

                 (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by the Company of this Agreement, consummation by the Company of the transactions contemplated hereby or compliance by the Company with the provisions hereof (the "Company Required Consents"), other than consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to the Company.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                    OF USFS

                 USFS represents and warrants to the Company as follows:

                 4.1 Organization. Each of USFS and its subsidiaries is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of USFS and its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to USFS. USFS has previously delivered or made available to the Company correct and complete copies of its certificate of incorporation and by-laws, as currently in effect.

                    4.2 Capitalization. Immediately prior to the Effective Time, except as provided in the Disclosure Letter, the authorized capital stock of USFS will consist of 30,000,000 shares of USFS Class A Stock, of which 9,844,972 shares will be issued and outstanding (and 57,807 shares will be held in treasury), 5,000,000 shares of USFS Class B Stock, of which 2,707,919 shares will be issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which will be issued and outstanding. USFS has good title to all of the shares or other equity interests of each of its subsidiaries, free and clear in each case of any lien, restriction or encumbrance. Except as disclosed in the USFS SEC Filings (as defined in Section 4.7) and except for 57,807 shares of USFS Class A Stock that Michael Leven and Neal Aronson collectively have the right to purchase from USFS (the "Repurchase Option"), pursuant to those certain Amended and Restated Employee Stock Purchase Agreements, dated October 30, 1996, in the forms previously delivered to USH, HSA and HPI and except for options granted under the U.S. Franchise Systems, Inc. 1996 Stock Option Plan and the U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of USFS or any of its subsidiaries. There are no outstanding agreements or instruments binding upon USFS or its subsidiaries relating to the ownership of shares of their respective capital stock or other equity interests, as the case may be. All issued and outstanding shares of USFS Common Stock have been duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights.

                 4.3 Subsidiaries. Except as disclosed in the USFS SEC Filings or as set forth on Schedule 4.3, USFS does not own, directly or indirectly, (a) any shares of capital stock or other equity securities of any subsidiary of USFS or (b) any other equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock or other equity securities of each of USFS's subsidiaries that are owned by USFS or any other subsidiary of USFS (collectively, the "USFS Subsidiary Shares") have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. There are no irrevocable proxies or similar obligations or restrictions with respect to any of the USFS Subsidiary Shares and all of the USFS Subsidiary Shares are owned by USFS free and clear of all Liens.

                 4.4 Authorization; Binding Agreement. USFS has the full corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary approval of its stockholders as contemplated by Section 1.6 hereof with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of USFS subject to the adoption of this Agreement by the stockholders of USFS in accordance with the DGCL and the certificate of incorporation and by-laws of USFS. This Agreement has been duly and validly executed and delivered by USFS and subject to the adoption of this Agreement by the stockholders of USFS in accordance with the DGCL and the certificate of incorporation and by-laws of USFS constitutes a legal, valid and binding agreement of USFS enforceable against USFS in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether an enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                 4.5 Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of USFS, (b) require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts and Other Agreements to which USFS is a party or by which USFS or any material portion of its properties or assets may be bound or (c) violate any Legal Requirements applicable to USFS or any material portion of its properties or assets; provided that no representation or warranty is made in the foregoing clauses
(b) and (c) with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to USFS.

                 4.6      Governmental Approvals; Required Consents.

                 (i) No consent, approval or authorization of, or declaration or filing with, any Governmental Entity on the part of USFS that has not been obtained or made is required in connection with the execution or delivery by USFS of this Agreement or the consummation by USFS of the transactions contemplated hereby, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) filings under the HSR Act, the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, and (c) consents, approvals, authorizations, declarations or filings that, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to USFS or prevent USFS from consummating the transactions contemplated hereby.

                 (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by USFS of this Agreement, consummation by USFS of the transactions contemplated hereby or compliance by USFS with the provisions hereof (the "USFS Required Consents") other than consents, approvals, actions, filings or notices which would not have, individually or in the aggregate, a Material Adverse Effect with respect to USFS.

                 4.7 SEC Filings; Financial Statements. USFS has delivered or made available to the Company, HSA and HPI, correct and complete copies of USFS's (a) Annual Report on Form 10-K for the year ended December 31, 1996 (the "USFS

1996 Form 10-K"), as filed with the SEC, (b) proxy statements relating to all of USFS's meetings of stockholders (whether annual or special) since October 30, 1996 and (c) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by USFS with the SEC since October 30, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, and as such documents have been amended or supplemented since their time of filing, the "USFS SEC Filings"). As of their respective dates or, if amended or supplemented, as of the date of the last such amendment or supplement, the USFS SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of USFS and its subsidiaries included in the USFS 1996 Form 10-K and USFS's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of USFS and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

                 4.8 Absence of Certain Changes or Events. Except as disclosed in the USFS SEC Filings or the Disclosure Letter, since September 30, 1997 USFS and its subsidiaries have conducted their respective businesses in the normal and ordinary course consistent with past practice and there has not been any condition, event or occurrence that has resulted, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to USFS (without regard, however, to changes in conditions generally applicable to the industries in which USFS and its subsidiaries are involved or general economic condition in the jurisdictions in which USFS or its subsidiaries conduct business, and any changes in the condition, business, operations or financial results of USFS and its subsidiaries taken as a whole that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby including the payment of any costs, expenses, fees or similar charges incurred by USFS's contemplation, negotiation, execution or consummation of this Agreement).

                 4.9      Absence of Litigation.   Except as disclosed in the
USFS SEC Filings, as of the date hereof there are no claims, actions or proceedings pending or, to the knowledge of USFS, threatened against USFS or any of its subsidiaries or any material portion of their properties or assets before any court or Governmental Entity that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to USFS. As of the date hereof, neither USFS nor any of its subsidiaries nor any material portion of their properties or assets is subject to any order of any court or Governmental Entity.

                 4.10 Compliance. Except as disclosed in the USFS SEC Filings, neither USFS nor any of its subsidiaries is in default or violation of any term, condition or provision of (a) its certificate of incorporation or by-laws (or equivalent governing instruments), (b) any Contracts and Other Agreements to which USFS or any of its subsidiaries is a party or by which any of them or any material portion of their properties or assets may be bound or (c) any Legal Requirements applicable to USFS or any of its subsidiaries or any material portion of their properties or assets; provided that no representation or warranty is made in the foregoing clauses (b) and (c) with respect to matters that have not had or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to USFS.

                                   ARTICLE 5

                                   COVENANTS

                 5.1 Operation of the Company. Prior to the Effective Time the Company shall not engage in any activity or business, other than executing and delivering this Agreement and the Contribution Agreement and consummating the transactions contemplated hereby and thereby.

                 5.2 Stockholder Approval; Proxy Statement. Each of the Company and USFS shall take all action necessary in accordance with applicable law to convene the USFS Stockholders' Meeting as promptly as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. USFS shall, through its Board of Directors (the "USFS Board"), recommend that its stockholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby. The Company shall obtain the approval of its stockholders of this Agreement and the transactions contemplated hereby.

                 5.3      Reasonable Best Efforts; Additional Actions.

                          5.3.1            Upon the terms and subject to the
conditions of this Agreement, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable best efforts to (a) obtain all consents, amendments to or waivers under the terms of any of the Company's and USFS's borrowing or other contractual arrangements required by the transactions contemplated by this Agreement (other than consents, amendments or waivers the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), (b) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act, the Securities Act, the Exchange Act, the DGCL and state "Blue Sky" laws (it being agreed that a copy of each of such registration and filing shall be delivered to HSA and HPI), (c) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (d) fulfill or cause the fulfillment of the conditions to Closing set forth in
Article 6.

                          5.3.2            If, at any time after the Effective
Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of USFS or its subsidiaries acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of USFS or its subsidiaries or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of USFS or its subsidiaries or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                 5.4 Notification of Certain Matters. Each of the Company and USFS shall give prompt notice to the other party (and to HSA and HPI) of:
(i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of the Company or of USFS and its subsidiaries, taken as a whole, as the case may be, to which the Company or USFS or any of its subsidiaries, as the case may be, is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Contribution Agreement or this

Agreement including the Merger; (iii) any notice or other communication from any regulatory authority, the Nasdaq Stock Market, Inc. or national securities exchange in connection with the transactions contemplated by the Contribution Agreement or this Agreement, including the Merger; (iv) any material adverse change in the business, assets, financial condition or results of operations of the Company or of USFS and its subsidiaries, taken as a whole, as the case may be, or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change; (v) any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting the Company or USFS or any of its subsidiaries, as the case may be, or any of their respective property or assets, or, to the best of its knowledge, any employee, director or officer, in his or her capacity as such, of the Company or any of its subsidiaries or USFS, as the case may be, which, if pending on the date hereof, would have been required to have been disclosed in a Schedule pursuant to this Agreement or which relates to the consummation of the Merger; (vi) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Effective Time and (vii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 5.5 Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the shares of Company Class A Stock to be issued in the Merger to be listed on the Nasdaq National Market, subject only to official notice of issuance thereof.

                 5.6 Issuance of Additional Securities; Etc. Each of the Company and USFS hereby agrees that from and after the date of this Agreement through the Effective Time, except as contemplated by this Agreement, the Contribution Agreement or the Disclosure Letter or pursuant to the Repurchase Option or any employee or director stock option plan described in the USFS SEC Filings, it shall not (a) issue, or authorize the issuance of, any additional shares of its capital stock, (b) grant, or agree to grant, any options, warrants, rights, contract, calls, put, rights to subscribe, conversion rights or enter into, or agree to enter into, any other agreements or commitments providing for the issuance, disposition or acquisition of any shares of its capital stock, (c) grant, or agree to grant, any stock appreciation, phantom stock or similar rights with respect to shares of its capital stock, (d) enter into, or agree to enter into, any voting trusts, proxies or any other agreements or understandings with respect to the voting of its capital stock,
(e) incur any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock except as otherwise contemplated by Section 3.2 hereto or (f) declare or distribute any cash dividend.

                                   ARTICLE 6

                                   CONDITIONS

                 6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                          (a)     This Agreement shall have been adopted by the
affirmative vote of the stockholders of USFS and the Company by the requisite vote in accordance with applicable law;

                          (b)     No Legal Requirements shall have been
enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibit or prevent the consummation of the Merger;

                          (c)     The Registration Statement shall have become
effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

                          (d)     All approvals required under state securities
or "Blue Sky" laws shall have been obtained;

                          (e)     The Company Common Stock to be issued in the
Merger pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance;

                          (f)     (i) All consents, authorizations, orders and
approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made (as the case may be), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect with respect to the Company or USFS and (ii) such consents, authorizations, orders and approvals shall be subject to no conditions other than conditions that could not reasonably be expected to have a Material Adverse Effect with respect to the Company and USFS, taken as a whole;

                          (g)     Any required consents or approvals of any
person to the Merger or the transactions contemplated hereby shall have been obtained and be in full force and effect, except for those the failure to obtain will not have a material adverse effect on the business, assets, properties, financial condition or the results of operations of the Surviving Corporation and its subsidiaries taken as a whole; and

                          (h)     Any waiting period applicable to the Merger
under the HSR Act shall have expired or been terminated.

                 6.2 Conditions to Obligation of USFS. The obligation of USFS to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                          (a)     The Company shall have performed in all
material respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Effective Time;

                          (b)     Each party to the Contribution Agreement
shall have performed in all material respect the covenants and obligations required to be performed by it under the Contribution Agreement on or prior to the Effective Time;

                          (c)     The representations and warranties of the
Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                          (d)     The representations and warranties of HSA and
HPI contained in the Contribution Agreement shall be true and correct in all material respects on and as of the Closing (as defined in the Contribution Agreement) as if made on and as of such time (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                          (e)     The transactions contemplated by the
Contribution Agreement shall have been consummated in accordance with its terms;

                          (f)     USFS shall have received a certificate signed
by an executive officer of (i) the Company to the effect of Sections 6.2(a),
(b) and (c) and (ii) of HSA and HPI to the effect of Sections 6.2(d) and (e);

                          (g)     HSA and HPI shall have executed and delivered
to the Company the Shareholders Agreement (the "Shareholders Agreement") substantially in the form of Exhibit B hereto; and

                          (h)     USFS shall have received the opinion of Paul,
Weiss, Rifkind, Wharton & Garrison, dated the Closing Date, that, under federal income tax law, and based on (i) certain representations regarding factual matters and certain covenants as to future actions made by the Company, USFS and major holders of USFS Common Stock, and (ii) the assumption that the Merger and related transactions will take place as described herein, the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code.

                 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                          (a)     USFS shall have performed in all material
respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Effective Time;

                          (b)     The representations and warranties of USFS
contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date;

                          (c)     The Company shall have received a certificate
signed by an executive officer of USFS to the effect of Sections 6.3 (a) and
(b); and

                          (d)     Michael A. Leven and Neal K. Aronson shall
have executed and delivered to the Company the Shareholders Agreement.

                                   ARTICLE 7

                                  TERMINATION

                 7.1      Termination.  Subject to the provisions of Section
4.6 of the Contribution Agreement, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption by the stockholders of the Company:

                          (a)     By the mutual written consent of USFS and the
Company;

                          (b)     By USFS or the Company:

                          (i)     if there has been a material breach of any
representation, warranty, covenant or agreement on the part of the Company, HSA or HPI, on the one hand, or USFS, on the other hand, as the case may be, set forth in this Agreement or the Contribution Agreement which breach, if not a willful breach, has not been cured within ten (10) Business Days following receipt by the breaching party of notice of such breach;

                          (ii)    if a court of competent jurisdiction or other
Governmental Entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable; or

                          (iii)   if the Effective Time shall not have occurred
on or before April 30, 1998 provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill materially any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

                          (c)     by USFS, if the approval of USFS's
stockholders shall not have been obtained by reason of the failure to obtain the requisite vote at a duly held meeting of such stockholders or at any adjournment thereof.

                 7.2 Procedure for and Effect of Termination. In the event that this Agreement is terminated and the Merger is abandoned by USFS, on the one hand, or by the Company, on the other hand, pursuant to Section 7.1, written notice of such termination and abandonment shall forthwith be given to the other party (and to HSA and HPI) and this Agreement shall terminate and the Merger shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except with respect to the willful breach by any party hereto and except that the provisions of this Section 7.2 and Article 8 shall survive the termination of this Agreement.

                                   ARTICLE 8

                                 MISCELLANEOUS

                 8.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 8.1:

                          (a)     "affiliate," with respect to any person,
shall mean any person controlling, controlled by or under common control with such person;

                          (b)     "Business Day" means any day other than a
day on which

(i) banks in the State of Delaware are authorized or obligated to be closed or
(ii) the Nasdaq National Market is closed;

                          (c)     "Disclosure Letter" means the letter dated
the date hereof, from USFS to HPI and HSA.

                          (d)     "knowledge," with respect to the Company or
USFS, shall mean the actual knowledge of any executive officer or director of the Company or USFS, respectively;

                          (e)     "Material Adverse Effect," with respect to
any Person, shall mean a material adverse effect on the business, assets, properties, financial condition or results of operations of such Person and its subsidiaries taken as a whole;

                          (f)     "Person" shall mean and include an
individual, a partnership, a joint venture, a limited liability company or partnership, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

                          (g)     "subsidiary," with respect to any Person,
shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such Person. For purposes of this Agreement, all references to "subsidiaries" of a Person shall be deemed to mean "subsidiary" if such person has only one subsidiary.

                 8.2 Amendment and Modification. Subject to applicable law and the provisions of the Contribution Agreement requiring the prior written consent of HSA and HPI, this Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by USFS's stockholders, no such amendment or modification shall (a) alter or change the amount or kind of the consideration to be delivered to the stockholders of USFS, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation (other than as contemplated pursuant to Section 1.3 hereof) or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the stockholders of USFS.

                 8.3 Waiver of Compliance; Consents. Any failure of USFS, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by USFS or the Company (with the prior written consent, in either case, of HSA and HPI), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

                 8.4 Survival of Representations and Warranties. Unless otherwise provided for herein, the respective representations and warranties of USFS and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and shall terminate at the Effective Time.

                 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        if to USFS, to:

                        U.S. Franchise Systems, Inc.
                        13 Corporate Square, Suite 250
                        Atlanta, Georgia  30329
                        Attention:  Neal K. Aronson
                        Telecopier: (404) 235-7448

                        with copies to:

                        Paul Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York  10019
                        Attention:  Paul D. Ginsberg
                        Telecopier: (212) 757-3990

                        and

                        HSA Properties, Inc.
                        200 West Madison Street
                        Suite 3800
                        Chicago, Illinois  60606
                        Attention:  Harold S. Handelsman, Esq.
                        Telecopier: (312) 750-8545

                        and

                           Neal, Gerber & Eisenberg
                           Two North LaSalle Street
                           Suite 2200
                           Chicago, Illinois  60602
                           Attention:  Michael A. Pucker, Esq.
                           Telecopier: (312) 269-1747


                      (b)  if to the Company, to:

                           c/o USFS Hawthorn, Inc.
                           U.S. Franchise Systems, Inc.
                           13 Corporate Square, Suite 250
                           Atlanta, Georgia  30329
                           Attention:  Neal K. Aronson
                           Telecopier: (404) 235-7448

                           with copies to:

                           Paul Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Attention:  Paul D. Ginsberg
                           Telecopier: (212) 757-3990

                           and

                           HSA Properties, Inc.
                           200 West Madison Street
                           Suite 3800
                           Chicago, Illinois  60606
                           Attention:  Harold S. Handelsman, Esq.
                           Telecopier: (312) 750-8545

                           and

                           Neal, Gerber & Eisenberg
                           Two North LaSalle Street
                           Suite 2200
                           Chicago, Illinois  60602
                           Attention:  Michael A. Pucker, Esq.
                           Telecopier: (312) 269-1747

                 8.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person except the parties hereto and HSA and HPI any rights or remedies hereunder.

                 8.7 Expenses. Whether or not the Merger is consummated, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

                 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

                 8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 8.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                 8.11 Entire Agreement. This Agreement, the Contribution Agreement and the Shareholders Agreement (including the schedules, exhibits, documents or instruments referred to herein and therein), embodies entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

                 8.12 Third Party Beneficiaries. This Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto and HSA and HPI.

         IN WITNESS WHEREOF, USFS and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                           U.S. FRANCHISE SYSTEMS, INC.


                                           By /s/ Michael A. Leven
                                             --------------------------------
                                             Name:  Michael A. Leven
                                             Title: Chief Execuitve Officer
                                                    and President



                                           USFS HAWTHORN, INC.


                                           By /s/ Neal K. Aronson
                                             --------------------------------
                                             Name:  Neal K. Aronson
                                             Title: President

                                                          SCHEDULE 4.3 (2 of 2)

                                                          SCHEDULE 4.3 (1 of 2)

                          U.S. FRANCHISE SYSTEMS, INC.
                                      ***

                        List of Subsidiaries/Affiliates
                            Revised December 3, 1997

**********************************************************************************************************************
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Subsidiary                           State of Incorporation      Stockholder(s)                     Number of Shares
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Microtel Inns and Suites             Georgia                     U.S. Franchise Systems, Inc.       1,000
Franchising, Inc.
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Hawthorn Suites Franchising,         Georgia                     U.S. Franchise Systems, Inc.       1,000
Inc.
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Microtel Inns Realty Corp.           Georgia                     Microtel Inns and Suites           1,000
("MIRC")(sub of Microtel)                                        Franchising, Inc.
(makes equity investments in
land/hotels)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Microtel International, Inc.         Georgia                     Microtel Inns and Suites           1,000
(sub of Microtel)                                                Franchising, Inc.
(international licensing)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
U.S. Funding Corp. (sub of USFS)     Georgia                     U.S. Franchise Systems, Inc.       10,000
(receives fees from Nomura)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
U.S. Franchise Capital, Inc.         Georgia                     U.S. Franchise Systems, Inc.       10,000
(sub of USFS) (loans money
to franchisees)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Equity Partners, L.P.                Delaware                    USFS Equity, L.L.C. (General
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------

                                                          SCHEDULE 4.3 (2 OF 2)

-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Subsidiary                           State of Incorporation      Stockholder(s)                     Number of Shares
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
(affiliate)                                                      Partner)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------

USFS Equity, L.L.C. (sub of          Delaware                    U.S. Franchise Systems, Inc.
USFS) general partner of                                         Managing Member)
Equity Partners)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
                                                                 CMS Hotel Associates, L.P.
                                                                 (Member)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Tempe Inns Realty Corp.              Georgia                     Microtel Inns Realty Corp.         100
(sub of MIRC)(not being
used at this time)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Chandler Inns Realty Corp. (sub      Georgia                     Microtel Inns Realty Corp.         100
of MIRC) (not being
used at this time)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Tempe Holdings, LLC                  Arizona LLC                 Microtel Inns Realty Corp.         100% interest
sub of MIRC (borrower                                            (Managing Member)
under construction loan for
Tempe, Arizona Microtel)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------
Chandler Holdings, LLC               Arizona LLC                 Microtel Inns Realty Corp.         100% interest
(sub of MIRC)(borrower                                           (Managing Member)
under construction loan for
Tempe, Arizona Microtel)
-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------

-------------------------------- --- ------------------------ -- ------------------------------ --- ------------------

                                                                 EXECUTION COPY


===============================================================================



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          U.S. FRANCHISE SYSTEMS, INC.

                                      AND

                              USFS HAWTHORN, INC.

                               ------------------

                                DECEMBER 9, 1997

                               ------------------



===============================================================================

                               TABLE OF CONTENTS

                                                                                                      Page
ARTICLE 1 THE MERGER.....................................................................................2
         1.1          The Merger.........................................................................2
         1.2          Closing; Effective Time............................................................2
         1.3          Certificate of Incorporation.......................................................3
         1.4          By-laws............................................................................4
         1.5          Directors and Officers.............................................................4
         1.6          Meeting of USFS Stockholders.......................................................4
         1.7          SEC Filings........................................................................5

ARTICLE 2 CONVERSION OF SECURITIES.......................................................................7
         2.1          Company Common Stock...............................................................7
         2.2          USFS Common Stock..................................................................7
         2.3          Effect on USFS Company Options.....................................................7
         2.4          Treasury Shares....................................................................8
         2.5          Exchange of Certificates...........................................................8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................10
         3.1          Organization......................................................................10
         3.2          Capital Structure.................................................................10
         3.3          Authorization; Binding Agreement..................................................11
         3.4          Noncontravention..................................................................12
         3.5          Governmental Approvals; Required Consents.........................................13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF USFS........................................................14
         4.1          Organization......................................................................14
         4.2          Capitalization....................................................................15
         4.3          Subsidiaries......................................................................16
         4.4          Authorization; Binding Agreement..................................................16
         4.5          Noncontravention..................................................................17
         4.6          Governmental Approvals; Required Consents.........................................18
         4.7          SEC Filings; Financial Statements.................................................19
         4.8          Absence of Certain Changes or Events..............................................20
         4.9          Absence of Litigation.............................................................20
         4.10         Compliance........................................................................21

ARTICLE 5 COVENANTS.....................................................................................21
         5.1          Operation of the Company..........................................................21
         5.2          Stockholder Approval; Proxy Statement.............................................22

                                       i

         5.3          Reasonable Best Efforts; Additional Actions.......................................22
         5.4          Notification of Certain Matters...................................................24
         5.5          Stock Exchange Listing............................................................25
         5.6          Issuance of Additional Securities; Etc............................................25

ARTICLE 6 CONDITIONS....................................................................................26
         6.1          Conditions to Each Party's Obligations............................................26
         6.2          Conditions to Obligation of USFS..................................................28
         6.3          Conditions to Obligation of the Company...........................................29

ARTICLE 7 TERMINATION...................................................................................30
         7.1          Termination.......................................................................30
         7.2          Procedure for and Effect of Termination...........................................31

ARTICLE 8 MISCELLANEOUS.................................................................................32
         8.1          Certain Definitions...............................................................32
         8.2          Amendment and Modification........................................................33
         8.3          Waiver of Compliance; Consents....................................................34
         8.4          Survival of Representations and Warranties........................................34
         8.5          Notices...........................................................................34
         8.6          Assignment........................................................................36
         8.7          Expenses..........................................................................37
         8.8          Governing Law.....................................................................37
         8.9          Counterparts......................................................................37
         8.10         Interpretation....................................................................37
         8.11         Entire Agreement..................................................................37
         8.12         Third Party Beneficiaries.........................................................38

SCHEDULES

Schedule 4.3          Subsidiaries

EXHIBITS

Exhibit A             Contribution Agreement
Exhibit B             Shareholders Agreement

                                   EXHIBIT A

                             CONTRIBUTION AGREEMENT

                                SEE EXHIBIT 99.2

                                   EXHIBIT B

                         FORM OF SHAREHOLDERS AGREEMENT

                                                                      EXHIBIT D

                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT, dated as of _________, 1998 (the "Agreement") by and among Hawthorn Suites Associates, an Illinois joint venture ("HSA"), HSA Properties, Inc., a Delaware corporation ("HPI", and together with HSA, the "Securityholders"), Michael A. Leven ("Leven"), Neal K. Aronson ("Aronson"), and U.S. Franchise Systems, Inc. (formerly known as USFS Hawthorn, Inc.), a Delaware corporation (the "Company").

         WHEREAS, concurrently herewith, pursuant to a Contribution Agreement, by and among the Securityholders, the Company and Old USFS (as defined below), dated as of December __, 1997 (the "Contribution Agreement"), HSA shall acquire 2,199,775 shares of Class A Common Stock, $.01 par value per share, of the Company ("Class A Stock"), and HPI shall acquire 22,447 shares of Class A Stock (such shares hereinafter referred to as the "Shares"), and the Securityholders shall contribute, assign, transfer and convey (the "Transfer") all of their respective interests in HSA Properties, L.L.C., a Delaware limited liability company ("HSA LLC"), on the terms, and subject to the conditions, contained in the Contribution Agreement;

         WHEREAS, on the date hereof, immediately upon the consummation of the Transfer, U.S. Franchise Systems, Inc., a Delaware corporation ("Old USFS"), shall merge with and into the Company with the Company as the surviving corporation (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of December __, 1997 (the "Merger Agreement"), between the Company and Old USFS. In the Merger, each outstanding share of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of Old USFS shall be converted into the right to receive a share of Class A Stock or Class B Common Stock, par value $.01 per share ("Class B Stock" and together with the Class A Stock, collectively, the "Common Stock"), of the Company, respectively, and the Shares will remain outstanding; and

         WHEREAS, it is a condition to the consummation of the transactions contemplated by each of the Merger Agreement and the Contribution Agreement that the parties hereto execute and deliver this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.

         Section 1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with the Person in question. In addition to the foregoing, with respect to the Securityholders, "Affiliate" shall mean the lineal descendants of Nicholas J. Pritzker, deceased, and their immediate family members, trusts primarily for the benefit of such individuals and Persons controlled, directly or indirectly, by such individuals and/or trusts.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act and the Exchange Act.

         "Common Stock" means shares of Class A Common Stock, par value $.01 each, of the Company and shares of Class B Common Stock, par value $.01 each, of the Company.

         "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Designated Holder" means each of the Securityholders and their permitted transferees under Section 2(b)(i).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Included Transferee" means, with respect to a Principal Stockholder, an immediate family member (which shall mean, with respect to such person, such person's spouse, parents, children and grandchildren and the spouse of such person's children and grandchildren) of such Principal Stockholder, and any trust or partnership of which all the beneficiaries or partners, as the case may be, are Principal Stockholders and/or an immediate family member of such Principal Stockholder.

         "Lockup Period" means the period commencing on the date hereof and ending on the second anniversary of the date hereof.

         "Person" means an individual or a corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Principal Stockholder" means each of Michael A. Leven and Neal K. Aronson.

         "Registrable Securities" means each of the following: (a) any and all Shares owned by the Designated Holders and (b) any shares of Class A Stock issued or issuable to any of the Designated Holders with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock or other equity securities of the Company issuable upon conversion, exercise or exchange thereof. Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (c) (e), (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule), or (iii) the Registrable Securities are sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

         "Registration Expenses" means all expenses arising from or incident to the Company's performance of, or compliance with, this Agreement, including, without limitation, all registration, filing and listing fees; all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of Registrable Securities); all printing, messenger and delivery expenses; the fees and disbursements of counsel for the Company and its independent public accountants; the fees and disbursements of one firm of counsel (other than in-house counsel) retained by the holders of Registrable Securities being registered; the expenses of any special audits required by or incident to such performance and compliance; and any liability insurance or other premiums for insurance obtained in connection with any registration pursuant to the terms of this Agreement.

         "Registration Statement" means a registration statement filed pursuant to the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Voting Securities" shall mean the shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors.

         Section 2.     Transfer of Shares.

                  (1) Restrictions on Transfer. Each Designated Holder agrees that such Designated Holder will not, directly or indirectly, offer, sell, exchange, pledge, hypothecate, encumber, transfer, assign or otherwise dispose of (collectively, a "transfer") any of its Shares, except as provided in Section 2(b).

                  (2) Exceptions to Restrictions. Subject to Section 4(e), the provisions of Section 2(a) shall not apply to any of the following transfers:

                           (1) from any Designated Holder to the Company or to any Affiliate of such Designated Holder, provided that, each such Affiliate shall execute an agreement in form and substance reasonably satisfactory to the Company pursuant to which such Affiliate shall agree to comply with, and shall be bound by, the terms of this Agreement;

                           (2)      pursuant to Section 3;

                           (3) pursuant to a registered offering in which either of the Principal Stockholders or an Included Transferee is participating; provided that the Designated Holder's shares of Common Stock included in such offering do not represent a greater percentage of the total shares of Common Stock owned by such Designated Holder then the shares of Common Stock being sold by such Principal Stockholder or Included Transferee represents of his total shares of Common Stock owned;

                           (4) pursuant to a tender offer, exchange offer, merger, consolidation or other business combination involving the Company, or a sale of all or substantially all of the outstanding shares of Common Stock of the Company with a third party not an Affiliate of the Company (x) which the Board of Directors of the Company does not oppose or (y) which the Board of Directors of the Company opposes (an "Opposed Tender"); provided that, no indication or arrangement to tender the Shares may be made in the case of an Opposed Tender until twenty-four hours prior to the expiration of any time after which securities tendered may be treated less favorably than securities tendered prior to such time;

                           (5)      after the expiration the Lockup Period;

                           (6) to the extent necessary to obtain or maintain, without suspension or threatened revocation, any gaming license, permit or approval of any Affiliate of any Securityholder; provided that, in the event of any such proposed transfer the transferor shall have complied with the right of first refusal contained in Section 2(c); provided further that, the transferee shall execute an agreement in form and substance reasonably satisfactory to the Company pursuant to which such transferee shall agree to comply with, and be bound by, the terms of this Agreement; or

                           (7) as contemplated by Section VI of the Contribution Agreement; provided that, prior to the expiration of the Lockup Period each transferee (other than the Company) shall execute an agreement in form and substance reasonably satisfactory to the Company pursuant to which such transferee shall agree to comply with, and be bound by, the terms of this Agreement.

                  Notwithstanding the foregoing, no transfer shall be permitted under Section 2(b),(i), (ii), (iii), (iv) or (vi) prior to the first anniversary of the date of this Agreement unless HSA and/or HPI, as the case may be, shall have agreed, in a written instrument reasonably acceptable to the Company not to transfer any of the net (pre-tax) proceeds received in such transfer prior to the first anniversary of the date of this Agreement.

                  (3)      Right of First Refusal.

                           (1) If during the Lockup Period any Designated Holder (a "Selling Stockholder") desires to transfer all or any portion to its Shares to any Person (a "Third Party Offeror") pursuant to Section 2(b)(vi) and has received a bona fide offer from such Third Party Offeror to buy all of such Shares (a "Third Party Offer"), such Selling Stockholder shall send written notice (a "Notice") to the Company, which shall state (a) the number of Shares proposed to be transferred (the "Offered Securities"), (b) the proposed purchase price per Share to be paid by the Third Party Offeror (the "Offer Price"), which shall be payable solely in cash, (c) the name of the Third Party Offeror, (d) that the proposed purchase of the Offered Securities shall be consummated after the expiration or termination of the Option Period (as defined below) but on or prior to the first business day which occurs after the later of sixty (60) days after delivery of the Notice and the date which is five (5) days after the expiration or waiver of any applicable waiting period under the HSR Act (as defined below), and (e) that the Third Party Offer has been accepted by the Selling Stockholder subject to the rights of the Company contained in this Section 2(c). The Offering Notice shall also state any other material terms and conditions of the Third Party Offer and shall include a copy of all writings between the Third Party Offeror and the Selling Stockholder necessary to establish the terms of the Third Party Offer.

                           (2) For a period of ten (10) days after the delivery of the Notice (the "Option Period"), the Company or its designee shall have the right to elect to purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions of the Third Party Offer. The election of the Company or its designee under this Section 2(c) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Option Period, to the Selling Stockholder. The failure of the Company or its designee to respond within the Option Period to the Selling Stockholder shall be deemed to be a waiver of its rights under this Section 2(c).

                           (3) The closing of the purchase of Offered Securities to be purchased by the Company or its designee under this
         Section 2(c) shall be held at the principal office of the Company at 11:00 a.m., local time, on the date that is the later of sixty (60) days after delivery of the Notice and the date which is five (5) days after the expiration or waiver of any applicable waiting period under the HSR Act or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver to the Company or its designee certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any liens, claims, options, charges, encumbrances or rights (other than those arising hereunder), and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the beneficial and record owner of such Offered Securities. The Company or its designee shall, at the closing, deliver to the Selling Stockholder payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                           (4) Unless the Company or its designee elects to purchase all of the Offered Securities pursuant to Section 2(c), the Selling Stockholder may sell all (but not less than all) the Offered Securities to the Third Party Offeror on the terms and conditions of the Third Party Offer; provided, however, that such sale is bona fide and made prior to or the date that is the later of ninety
         (90) days after delivery of the Notice and five (5) days after the expiration or waiver of any applicable waiting period under the HSR Act. If such sale is not completed prior to such date, for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter under Section 2(b)(vi) without again offering the same to the Company in accordance with this Section 2(c).

                   (4)     Endorsement on Certificates, etc.

                           (1) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing issued and outstanding Shares and shares of Common Stock owned by the Principal Stockholders shall be endorsed as follows:

                  THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF ___________, 1998, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS. A COPY OF THE ABOVE-REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AS EVIDENCED BY AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED.

                           (2) Except as otherwise expressly provided in this Agreement, all certificates or other instruments representing shares of Common Stock hereafter issued to or acquired by any of the Designated Holders or their successors, assigns or transferees shall bear the legends set forth above, and the shares of Common Stock represented by such certificates or instruments shall be subject to the applicable provisions of this Agreement.

                           (3) Notwithstanding any other provision of this Agreement, no transfer of the Shares may be made unless (a) the transfer complies in all material respects with the applicable provisions of this Agreement and applicable federal and state securities laws, including without limitation, the Securities Act and
         (b) if requested by the Company, an opinion of counsel to such transferring Securityholder shall be supplied to the Company, at such transferring Securityholder's expense, to the effect that such transfer complies in all material respects with, or is otherwise exempt from the provisions of, all applicable federal and state securities laws. The second paragraph of the legend set forth in clause (i) of this Section 2(d) shall be removed from a particular certificate representing shares of Common Stock when an opinion of counsel has been delivered to the Company to the effect that any such security may be freely sold to the public without compliance with the registration provisions of the Securities Act. Counsel referred to in this Section 2(d)(iii) shall be reasonably acceptable to the Company and may include an attorney who is an employee of a Securityholder.

                  (4) Whenever the restrictions imposed by this Agreement shall terminate as to any particular shares of Common Stock, the holder thereof shall be entitled to receive from the Company, without expense, upon delivery to the Company of the existing certificate representing such shares of Common Stock, a new certificate not bearing the restrictive legends otherwise required pursuant to this Section 2(d).

                  (5) Improper Transfer. Any attempt to transfer or encumber any shares of Common Stock other than in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                  Section 3.        Tag-Along Rights.

                           (1)      If a Principal Stockholder or his Included
Transferees desires to transfer (such transferring stockholder(s) being referred to as the "Transferor(s)") to any Person, (i) at any time during the Lockup Period, any shares of Common Stock, or (ii) at any time after the Lockup Period, shares of Common Stock that, together with any shares of Common Stock sold by the Principal Stockholders and their Included Transferees in such transaction or series of related transactions, that would result in a transfer of "control" of the Company, the Transferors shall, in the case of clauses (i) and (ii), prior to making any such transfer, first notify each of the Securityholders of such transfer. Such notice (the "Transferors' Notice") shall specify the proposed transferee thereof, the number of shares of Common Stock to be transferred, and the amount and type of consideration to be received therefor, and shall contain the Participation Offer set forth in Section 3(c).

                           (2)      Notwithstanding Section 3(a), a Transferor
shall not be obligated to deliver a Transferors' Notice in respect of, and the provisions of this Section 3 shall not apply to, (i) any transfers made to a Principal Stockholder or an Included Transferee, (ii) any transfers made pursuant to a registered public offering for which the Securityholders have been provided registration rights under Section 6 and (iii) any transfers made by a Transferor to a Person not a Principal Stockholder or an Included Transferee of shares of Common Stock that, together with each other transfer of such type since the date of this Agreement, constitute less than 5% of the number of shares owned as of the date of this Agreement by the Principal Stockholders and the Included Transferees.

                  (3) The Transferors shall offer (the "Participation Offer") to include in the proposed transfer: a number of shares of Common Stock designated by each Designated Holder, not to exceed, in respect of any such Designated Holder the number of shares of Common Stock equal to the product of
(x) the aggregate number of shares of Common Stock proposed to be transferred pursuant to the Transferors' Notice and (y) a fraction, the numerator of which is equal to the number of shares of Common Stock owned by such Designated Holder and the denominator of which is the total number of shares of Common Stock held by the Transferors and all holders (including the Designated Holder) of Common Stock who are exercising tag-along rights in connection with such transfer, in each case, as of the date of the Transferors' Notice. The Participation Offer shall be conditioned upon the Transferors consummating a transfer on the terms described in the Transferors' Notice (which they shall not be obligated to do) to the transferee named in the Transferors' Notice.

                  (4) Any Designated Holder which does not accept the Participation Offer by written notice to the Transferors within 5 business days after such Designated Holder has received notice thereof shall be deemed to have waived its rights under this Section 3 (for purposes only of the particular transfer described in the Transferors' Notice), and the Transferors and, if any Designated Holder accepts the Participation Offer, such Designated Holder (the Transferors and each such accepting Securityholder being hereinafter sometimes called "Sellers") may transfer the shares described in the Transferors' Notice and the shares included by such Designated Holder pursuant to the Participation Offer to the proposed transferee, in accordance with the terms of such transfer set forth in the Transferors' Notice, so long as such transfer occurs on or before the later of 90 days after the date the Transferors' Notice was received by the other Designated Holder and the date which is five days after the expiration or waiver of any applicable waiting period to such proposed transfer pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The price per share, form of consideration and other terms and conditions for sales of Common Stock made pursuant to this Section 3 shall be the same for the Transferors and each Designated Holder accepting the Participation Offer; provided, however, that any indemnification obligations of any Designated Holder which accepts the Participation Offer shall be made severally, and not jointly, and shall, in any event, be limited to a maximum amount equal to the net (pre-tax) proceeds actually received by such Designated Holder in connection with the transfer subject to the Participation Offer.

                  Section 4.      Standstill.

                  (1) During such period as (x) Leven is Chairman, Chief Executive Officer or President of the Company and (y) the Principal Stockholders and their Included Transferees, in the aggregate, own at least one-half of the shares of Common Stock owned by such Persons, in the aggregate, on the date hereof, the Designated Holders each agree, without the prior written consent of the Board of Directors of the Company specifically expressed in a resolution adopted by a majority of the directors of the Company who are not Affiliates of the Designated Holders, that the Designated Holders, acting either individually or together, will not, and the Designated Holders will use their reasonable best efforts to cause each of its Affiliates not to, directly or indirectly:

                           (1) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Common Stock generally, provided, that any such securities shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as hereinafter defined), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any equity securities of the Company that would result in such Designated Holder and its Affiliates, in the aggregate, owning Voting Securities representing a greater amount of the voting power of the Company than would be held by any Nonexcluded Person following such transaction. "Nonexcluded Person" means any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Principal Stockholders, the Included Transferees or a "group" which includes any of the Principal Stockholders or Included Transferees;

                           (2) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities, initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the Commission as in effect on the date hereof) stockholders of the Company for the approval of stockholder proposals made pursuant to Rule 14a-8 of the Exchange Act, or induce or attempt to induce any other Person to initiate any such stockholder proposal;

                           (3) seek, propose, or make any statement (whether written or oral) with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except as and to the extent specifically permitted hereby), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or solicit or encourage any other person to make any such statement or proposal;

                           (4) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than groups consisting solely of one or more of the Securityholders, directors of the Company, other parties hereto and their respective Affiliates;

                           (5) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities except a set forth in Section 5 hereof;

                           (6) execute any written consent with respect to the Company or its Voting Securities, except as set forth in Section 5 hereof;

                           (7) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Company;

                           (8) seek, alone or in concert with others, representation on the Board of Directors of the Company or seek the removal of any member of the Board of Directors;

                           (9) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing;

                           (10) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Agreement or the Certificate of Incorporation or By-laws of the Company;

                           (11) have any discussions or communications or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

                           (12) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provisions of this Agreement or take any action which might require the other party to make a public announcement regarding the possibility of a merger, consolidation, tender or exchange offer or other business combination or extraordinary transaction.

                  (2) The Securityholders and their Affiliates may acquire Voting Securities and other securities of the Company without regard to the foregoing limitation if any of the following events shall occur: (A) a tender or exchange offer is made by any Person or 13D Group (as hereinafter defined) (other than an Affiliate of, or any Person acting in concert with, a Securityholder or any of its Affiliates and other than a Principal Stockholder, any Affiliate thereof or 13D Group including a Principal Stockholder), which Person or 13D Group has the financial wherewithal to consummate such a transaction, to acquire Voting Securities in an amount which, together with Voting Securities (if any) already owned by such person or 13D Group, would represent more than 50% of the total combined voting power of all Voting Securities then outstanding or (B) it is publicly disclosed that Voting Securities representing more than 50% of the total combined voting power of all Voting Securities then outstanding have been acquired subsequent to the Closing Date by an Person or 13D Group (other than the Securityholders or any of their respective Affiliates and other than a Principal Stockholder, any Affiliate thereof or 13D Group including a Principal Stockholder). As used herein, the term "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding.

                  (3) Nothing in this Section 4 shall prohibit any Person who is serving as a director of the Company as contemplated by Section 7 of this Agreement from, solely in his or her capacity as director, (a) taking any action or making any statement at any meeting of the Board of Directors of the Company or any committee thereof or (b) making any statement to any director, officer or agent of the Company. In addition, nothing in this Section 4 shall restrict any private communications between the Securityholders and any Person designated by the Securityholders as a director, provided that all such communications by such Person remain subject to the fiduciary duties of such Person as a director.

                  (4) Notwithstanding anything contained in this Section 4, the Securityholders shall have the right in their sole discretion to vote any Voting Securities owned by them as they shall determine in connection with any Significant Event. "Significant Event" shall mean any event other than the election of directors or appointment of auditors or approval of any stockholder proposal made pursuant to Rule 14a-8 of the Exchange Act.

                  (5) Except in connection with a transfer made pursuant to Section 3, the Securityholders each agree that they shall not effect any transfer of any of the Shares to any Person who such Securityholder believes, after due inquiry, would, after giving effect to such transfer beneficially own, together with its Affiliates, more than 5% of the total combined voting power of all Voting Securities then outstanding unless it shall have obtained prior to such transfer a written instrument from such transferee agreeing to be bound by this Section 4, in form and substance satisfactory to the Company.

                  Section 5. Voting. The Designated Holders each agree that so long as they or any of their respective Affiliates beneficially own any Voting Securities, it will, and will cause its Affiliates to, (a) be present, in person or represented by proxy, at all properly noticed annual and special meetings of stockholders of the Company so that all Voting Securities beneficially owned by such Securityholder and its Affiliates then entitled to vote may be counted for the purpose of determining the presence of a quorum at such meetings, (b) support each nominee on the slate of nominees proposed by the Board of Directors of the Company and vote all Voting Securities which it is then entitled to vote in favor of the election of each such nominee, and (c) vote in accordance with the Board of Directors' recommendation on all stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

                  Section 6.        Registration Rights.

                           (1)      Incidental Registration.

                                    (1)      If the Company, at any time or
         from time to time, (1) after the Lockup Period proposes to register any of its shares of Common Stock for its own account under the Securities Act (other than (i) a registration of an employee stock ownership, stock option, stock purchase or other employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form), or any dividend reinvestment plan or (ii) a registration of securities on Form S-4 (or any successor form), including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or (2) during the Lockup Period so proposes to register any of its shares of Common Stock and such Registration Statement also includes the registration of shares of Common Stock owned by either or both of the Principal Stockholders or their Included Transferees, then it will at each such time give written notice (given at least 30 days prior to the proposed filing date) describing the proposed registration and distribution to each of the Designated Holders of its intention to do so and, upon the written request of each of the Designated Holders, made within 30 days after the receipt of any such notice (which request shall specify the amount of Registrable

Securities proposed to be sold by such Designated Holder and the intended method of disposition thereof), the Company will, as provided in this Section 6, use its reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register by the Designated Holders, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered (each, an "Incidental Registration"); provided, however, that if, at any time after giving written notice of its intention to register any of its shares of Common Stock and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register such shares of Common Stock, the Company may, at its election, give written notice of such determination to each of the Designated Holders and, thereupon, shall be relieved from its obligation to register any Registrable Securities in connection with such Incidental Registration. In connection with any Incidental Registration under this Section 6(a) involving an underwriter, or a distribution with the assistance of a selling agent, the right of any Designated Holder to participate in such Incidental Registration shall be conditioned upon such Designated Holder's participation in such underwriting or distribution on terms not less favorable than those available to other stockholders participating therein.

                  (2) Notwithstanding anything to the contrary set forth in Section 6(a), if a proposed Incidental Registration is for a registered public offering involving an underwriting and the representative of the underwriters advises the Company in writing that the registration of all or part of the shares of Common Stock to be underwritten in such Incidental Registration would adversely effect such offering, then the Company shall so advise the Designated Holders and any other holders of shares of Common Stock requesting registration in such Incidental Registration, and the number of shares of Common Stock that are entitled to be included in the Incidental Registration shall be allocated (i) first, to the Company for shares of Common Stock being sold for its own account, (ii) second, among the Principal Stockholders, the Designated Holders and any other holders of shares of Common Stock entitled to "incidental" registration rights and requesting inclusion of shares of Common Stock in such Incidental Registration, pro rata on the basis of the number of shares of Common Stock requested to be included in such Incidental Registration, and (iii) third, any other shares of Common Stock requested to be included in such Incidental Registration.

         (2)      Demand Registrations.

                  (1)      At any time after the expiration of the Lockup

         Period, the Designated Holders holding a majority of the then Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities in accordance with the provisions of this Section 6(b). All registrations requested pursuant to this Section 6(b) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                           (2) The Designated Holders of Registrable Securities shall be entitled to request no more than three Demand Registrations in accordance with this Section 6(b). The aggregate offering value of the Registrable Securities requested to be registered in any Demand Registration must, in the good faith judgment of the holders thereof, equal at least $5,000,000. A registration shall not count as one of the permitted Demand Registrations until it has become effective (unless the holders of a majority of the Registrable Securities included in such registration have agreed to abandon such registration after a registration statement has been filed with the Commission).

                           (3) If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities included in such registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of securities requested to be included therein by each such holder.

                           (4) The Company shall not be obligated to effect more than one Demand Registration in any twelve-month period, and the Company shall not be obligated to effect any Demand Registration within 60 days after the effective date of a previous offering of Common Stock registered under the Securities Act. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that (a) the Company may exercise its right to delay a Demand Registration only once in any twelve-month period and (b) if a Demand Registration is delayed hereunder, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. Notwithstanding anything to the contrary in this Section 6(b)(iv), (x) the Company may not prevent, delay or postpone any Demand Registration and (y) the Securityholders shall not be subject to any lockup or similar agreements following any Demand Registration for more than 270 days during any 360-day period.

                           (5) The Designated Holders shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company in its sole discretion.

                  (3) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 6, whether or not such registration becomes effective; provided, that all underwriting discount and selling commissions applicable to the Registrable Securities shall be borne by the holders selling such Registrable Securities, in proportion to the number of Registrable Securities sold by each such holder; provided further that, the Designated Holders that have requested to include Registrable Securities that may, in the reasonable opinion of counsel to the Company delivered to such Designated Holders, be distributed to the public without limitation as to volume pursuant to Rule 144 (or any successor provision of the Securities Act), in any Registration Statement that does not also cover shares of Common Stock owned by any of the Principal Stockholders or any of their Included Transferees, shall pay their pro rata portion of all Registration Expenses incurred in connection with such offering.

                  (4) Holdback Agreements. Each of the Designated Holders agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act (i) during the 90 day period beginning on the effective date of such Registration Statement (except as part of such registration), in the case of a non-underwritten public offering, or (ii) during the reasonable period, if any, requested by the underwriters, in the case of an underwritten public offering, provided, in each case, that all directors of the Company, Principal Stockholders and other 5% or greater beneficial owners of shares of the Common Stock of the Company (other than institutional shareholders in respect of shares of Common Stock not acquired directly from the Company) seeking to include shares of Common Stock in such Registration Statement are similarly restricted.

                  (5) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith.

                  (6) Notice to Discontinue. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event that causes the Registration Statement to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of a supplemented or amended prospectus and, if so directed by the Company, such Designated Holder shall deliver to the Company all copies, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                  (7) Registration Procedures. Whenever the Designated Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

                           (1) prepare and file with the Commission within 90 days after the request or demand therefor a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed);

                           (2)      notify each holder of Registrable
         Securities of the
         effectiveness of each Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                           (3) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each pre liminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (4) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction);

                           (5) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (6) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule llAa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

                           (7) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                           (8) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                           (9) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or other agent in connection with such Registration Statement;

                           (10) cause its employees to participate in "road shows" and other presentations as reasonably requested by the underwriters in connection with any registered offering; and

                           (11) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (8)      Indemnification; Contribution.

                           (1) In the event of any registration of any Registrable Securities pursuant to the terms of Section 6, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each of the Designated

Holders and their respective Affiliates, directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) such Designated Holder or any such directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents (each of the foregoing, a "designated indemnified party") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint or several, to which such designated indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions or proceedings in respect thereof) arises out of or is based upon (x) any untrue statement of any material fact or (y) any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in such Registration Statement, or amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Designated Holder and furnished to the Company for use in the preparation thereof.

                  (2) The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to
Section 6, that the Company shall have received an undertaking from each Designated Holder selling such Registrable Securities, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, legal counsel, accountants and financial advisors and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange
Act) the Company or any such directors, officers, legal counsel, accountants and financial advisors (each of the foregoing, a "Company Indemnified Party") against any losses, claims, damages, liabilities or expenses, joint or several, to which such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact or (y) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Designated Holder and furnished to the Company; provided, in each instance, that any Designated Holder's maximum liability in respect of such indemnification obligations shall be limited to the amount of net (pre-tax) proceeds actually received by such Designated Holder pursuant to the sale of such Registrable Securities.

                  (3) Promptly after receipt by any designated Indemnified Party or Company Indemnified Party (each, an "Indemnified Party") of notice of the commencement of any action, suit, proceeding or investigation or threatened thereof in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement, such Indemnified Party will give written notice thereof to the Indemnifying Party; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. If notice of commencement of any such action is brought against an Indemnified Party, the Indemnifying Party may, at its expense, participate in and assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel in writing that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or
         (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In no event shall the Indemnifying Party be responsible for the fees of more than one counsel (in addition to local counsel) for all Indemnified Parties. No Indemnifying Party or Indemnified Party shall consent to entry of any judgment or enter into any settlement without the written consent of the other.

                  (9) If the indemnification provided for in this Section 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

                  Section 7.        Board Representation.

                  (1) On the Closing Date, Mr. Doug Geoga shall be elected as a director of the Company by the Company's Board of Directors. Subject to its fiduciary duties, the Company's Board of Directors will nominate Mr. Geoga (or, if Mr. Geoga is unable or unwilling to serve, a successor as contemplated by this Section 7) for election at each meeting (or in each action by written consent in lieu of a meeting) of stockholders of the Company for the election of directors during the term of this Agreement so long as the Securityholders and/or their Affiliates beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act) more than 1.1 million shares of Common Stock (as such number of shares of Common Stock shall be adjusted to take into account any stock splits, reverse stock splits, reclassifications and other similar transactions or adjustments).

                  (2) If Mr. Doug Geoga (or such a successor) is no longer a director of the Company as contemplated by paragraph (a) of this Section 7, the Securityholders may propose to the Company as a nominee for election as a director of the Company a person who (i) has recognized standing in the business community, (ii) is not a former director, officer or employee of the Company, (iii) does not have a conflict of interest with the Company and (iv) is at such time either the President of Hyatt Hotels Corp. or a person who is otherwise reasonably acceptable to USFS.

                  (3)      The Company will use its best efforts to cause Mr.
Doug

Geoga or any successor nominated as provided in this Section 7 to be elected by the stockholders of the Company and will solicit proxies in favor of Mr. Geoga or any such successor at each meeting (or in each action by written consent in lieu of a meeting) of stockholders of the Company.

                  (4) If the Company does not accept a Securityholders' designee as provided in paragraph (b) of this Section 7, the process set forth therein shall be repeated so long as reasonably appropriate to find a successor candidate acceptable to both Securityholders and the Company.

                  Section 8. Notification as to Certain Matters. Each Designated Holder shall notify the Company of any change in such Designated Holder's beneficial ownership of shares of Voting Securities not later than two business days after such change and from time to time, upon request, shall notify the Company of the number of shares of Voting Securities beneficially owned by such Designated Holder and of the names and addresses of all Affiliates to whom such Designated Holder shall have transferred shares in accordance with Section 2(b)(i).

                  Section 9.         Representations and Warranties.

                           (1)      Each Securityholder, severally and not
jointly, represents and warrants to the other parties hereto as follows:

                                    (i)      Such Securityholder has full
         right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, except that such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                                    (ii)     The execution, delivery and
         performance by such Securityholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach or violation of any material agreement to which such Securityholder is a party or is otherwise bound or subject and do not and will not result in any material violation of the organizational documents of such Securityholder or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Securityholder or any of its properties.

                           (2)      The Company represents and warrants to the
other parties as follows:

                                    (i)      The Company has all requisite
         corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except that such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether an enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                                    (ii)     The execution, delivery and
         performance by the Company of this Agreement do not and will not conflict with or result in a breach or violation of any agreement to which the Company is bound or subject and do not and will not result in any violation of the Certificate of Incorporation or Bylaws of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

                           (3)      Leven and Aronson, severally and not
jointly, each represents and warrants to the other parties as follows:

                                    (i)      He has the full right, capacity
         and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person enforceable against him in accordance with its terms, except that such enforcement may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, conservatorship, moratorium and other similar laws relating to or affecting creditors' rights or the collection of debtors' obligations generally and any general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of any court before which any proceedings therefor may be brought.

                                    (ii)     The execution, delivery and
         performance by such Persons do not and will not conflict with or result in a breach or violation of any agreement to which such Person is bound or subject and do not and will not result in any violation of any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Person.

                  Section 10.        Miscellaneous.

                           (1)      Recapitalizations, Exchanges, etc. The
provisions of this Agreement shall apply, to the full extent set forth herein, with respect to (i) the shares of Common Stock and (ii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                           (2)      No Inconsistent Agreements. The Company
shall not enter into any agreement with respect to its securities that is inconsistent with the registration rights granted in this Agreement.

                           (3)      Successors and Assigns; Third Party
Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. Except as specifically provided herein, this Agreement is not assignable by any of the parties.

                           (4)      Specific Performance. Each of the parties
hereto acknowledges that the other parties would not have an adequate remedy at law for money damages if any of the covenants or agreements of the parties in this Agreement were not performed in accordance with its terms and therefore agrees that the other party(ies) shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                           (5)      Survival of Representations and Warranties.
The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and any investigation at any time by the Securityholders, the Company, or on behalf of either thereof.

                           (6)      Entire Agreement. This Agreement, together
with the Merger Agreement and the Contribution Agreement, contains the entire understandings of the parties with respect to the subject matter of such agreements. This Agreement may not be amended except by a writing signed by all of the Company, Leven, Aronson and record holders of a majority of the Shares.

                           (7)      Severability. If any terms, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

                           (8)      Notices. Any notices and other
communications required to be given pursuant to this Agreement shall be delivered by hand, by registered or certified mail, postage prepaid, return receipt requested, by private courier, by facsimile or by telex, as follows:

                  If to the Company, Leven or Aronson:

                           U.S. Franchise Systems, Inc.
                           13 Corporate Square, Suite 250
                           Atlanta, Georgia  30329
                           Attention:  Neal K. Aronson
                           Telecopier:  (404) 235-7448

                  With copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Paul D. Ginsberg, Esq.
                           Telecopier:  (212) 757-3990

                  If to the Securityholders:

                           c/o HSA Properties, Inc.
                           200 West Madison Street
                           Suite 3800
                           Chicago, Illinois  60606
                           Attention:   Harold S. Handelsman, Esq.
                           Telecopier:  (312) 750-8545

                  with copies to:

                           Neal, Gerber & Eisenberg
                           Two North LaSalle Street
                           Suite 2200
                           Chicago, Illinois  60602

                                                                             27
                           Attention:   Michael A. Pucker, Esq.
                           Telecopier:  (312) 269-1747

                           (9)      Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware.

                           (10)     Counterparts. This Agreement may be
executed in one or more counterparts, which together will constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                           HAWTHORN SUITES ASSOCIATES

                                    By:  Meridian Associates, L.P., its
                                           managing venturer

                                    By:  Meridian Investments, Inc., its
                                           general partner

                           By:
                              --------------------------------------------
                                Name:
                                Title:

                           HSA PROPERTIES, INC.

                           By:
                              --------------------------------------------
                              Name:
                              Title:

                           U.S. FRANCHISE SYSTEMS, INC.

                           By:
                              --------------------------------------------
                              Name:
                              Title:

                              --------------------------------------------
                                      Michael A. Leven

                              --------------------------------------------
                                        Neal K. Aronson